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                                                                   Exhibit 10.24

                    AMENDMENT NO. 2  TO EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement (the "Amendment"), is made and entered into as of February 8, 1996, by and between Spelling Entertainment Group Inc., a Delaware corporation ("Employer"), and Kathleen Coughlan ("Employee") with reference to the following facts and circumstances:

     WHEREAS, the parties hereto previously entered into that certain Employment Agreement, dated as of January 10, 1994 (the "Employment Agreement");

     WHEREAS, the parties amended the Employment Agreement as of September 1, 1994;

     AND WHEREAS, the parties now desire to further amend the Employment Agreement in certain respects, as set forth more fully hereinbelow;

     NOW THEREFORE, Employer and Employee mutually agree to further amend the Employment Agreement as follows:

     1. Employment Term. The term of the Employment Agreement shall be extended for a one (1) year period commencing on January 10, 1997 and terminating on January 9, 1998 ("Extended Term").

     2. Base Salary. Employer shall pay Employee a Base Salary of Two Hundred Twenty-Five Thousand Dollars ($225,000) on an annualized basis commencing January 10, 1996. Employee's salary is subject to review on or about January 10, 1997 and possible adjustment during the Extended Term. Although Employee acknowledges that Employer's agreement to so review Employee's salary does not obligate Employer to increase Employee's salary, Employee's salary shall not be decreased below Two Hundred Twenty-Five Thousand Dollars ($225,000) per annum.

     3. Continuing Effect. Except as amended by this Amendment, the Employment Agreement shall not be amended in any respect whatsoever and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

SPELLING ENTERTAINMENT GROUP INC.


By:  /s/ Thomas P. Carson                        /s/ Kathleen Coughlan
                                                 KATHLEEN COUGHLAN
Its: Executive Vice President




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